SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 1, 2000



                            COVENANT TRANSPORT, INC.
             (Exact name of registrant as specified in its charter)




           NEVADA                      000-24960                88-0320154
(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
      of   incorporation)



              400 Birmingham Highway, Chattanooga, Tennessee     37419
               (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (423) 821-1212





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Item 5.  Other Events

Effective July 1, 2000, the Company completed its acquisition of a 13% membership interest in Transplace.com, LLC, a Nevada limited liability company ("Transplace"). Transplace was formed in April 2000, by six transportation companies, including the Company, which had existing logistics businesses, to operate as an internet-based, global transportation logistics company. In exchange for its membership interest, the Company contributed assets consisting of (i) $5 million in cash and (ii) certain intangible assets of the Company's transportation logistics business. Such intangible assets included all contracts with customers, logistics business software and software licenses, and certain intellectual property. Additionally, the Company agreed generally not to compete with Transplace in the logistics business.

The other members of Transplace include U.S. Xpress Enterprises, Inc. ("Xpress"), J.B. Hunt Transport Services, Inc. ("Hunt"), M.S. Carriers, Inc. ("M.S."), Swift Transportation Co., Inc. ("Swift"), and Werner Enterprises, Inc. ("Werner"), each of which contributed cash in the amount of $5 million and the intangible assets of their respective logistics business operations to Transplace in exchange for their membership interests. The other parties' membership interests in Transplace are as follows: Xpress - 13%; Hunt - 28%; M.S. - 14%; Swift - 16%; Werner 16%.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 31, 2000                       COVENANT TRANSPORT, INC.


                                          By:      /s/ Joey B. Hogan
                                              -------------------------------
                                                   Joey B. Hogan
                                                   Chief Financial Officer